Exhibit 99.1

Lisa K. Klinger
FOR IMMEDIATE RELEASE	Chief Financial Officer
(212) 515-2655

lklinger@vince.com

Vince Holding Corp. Reports Record Fourth Quarter and Fiscal Year 2014 Results

- Net Sales increased 7.9% for fourth quarter and 18.1% for fiscal 2014

- Adjusted Diluted EPS increased 21.7% to $0.28 for fourth quarter and 28.8% to $0.94 for fiscal year 2014

- Company provides guidance for fiscal 2015

NEW YORK, New York – March 19, 2015 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today reported unaudited results for its fourth quarter and fiscal year 2014 ended January 31, 2015.

Jill Granoff, Chairman and Chief Executive Officer of Vince, commented “We are proud of our strong performance in our first full year as a public company. We delivered record sales in 2014, with double-digit increases across all product categories and distribution channels. We are particularly pleased with the exceptional growth in our retail, ecommerce, international and licensing businesses, building a platform for the future. In addition, our adjusted profits grew by nearly 29%, outpacing our sales growth, driven primarily by better than expected gross margin expansion of 280 basis points. We were also pleased with our performance in the fourth quarter, in which we achieved solid sales growth, gross margin expansion, and a nearly 22% adjusted earnings increase.”

Ms. Granoff continued, “Our customers remain passionate about our everyday luxury products, and we are seeing increasing demand on a global basis. While we are resetting our near-term growth plans in domestic wholesale for the long-term health of our brand, we have many growth opportunities in our domestic wholesale business and will continue to focus on strategically driving our productivity within existing doors while maintaining our brand’s luxury profile. At the same time, we will aggressively pursue our other meaningful growth levers from a product, channel, and international expansion perspective to realize the full potential of the VINCE brand and deliver double-digit growth in sales and profit over the long term.”

Vince completed an initial public offering (“IPO”) of its common stock on November 27, 2013. Prior to the IPO and the related restructuring transactions, Vince Holding Corp., formerly known as Apparel Holding Corp. and Kellwood Holding Corp., was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the IPO and the related restructuring transactions, the non-Vince businesses were separated from the Vince business on November 27, 2013, and the Vince business became the sole operating business of Vince Holding Corp. On July 1, 2014, certain stockholders of the Company, including affiliates of Sun Capital Partners, Inc. (collectively, the “Sun Capital Entities”), completed a secondary public offering of the Company’s common stock (the “Secondary Offering”), which decreased the Sun Capital Entities’ ownership of the Company’s common stock from 68.0% to 54.6%.

In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), and the fourth quarter and fiscal year 2013 financial results reflect the non-Vince businesses as discontinued operations. The Company is also presenting results relating to the fourth quarter and fiscal year 2013 on an “adjusted” basis in order to exclude the impact of results of the non-Vince businesses, certain public company transition costs and other adjustments. Results relating to the Company’s fiscal year 2014 are also presented on an “adjusted” basis to exclude the costs related to the Secondary Offering. Adjusted results presented in this press release are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for more information about the Company’s use of non-GAAP financial measures and Exhibits 3 through 5 to this press release for a reconciliation of actual GAAP results to such adjusted results.

For the fourth quarter ended January 31, 2015:

•	Net sales increased 7.9% to $94.7 million from $87.8 million in the fourth quarter of fiscal 2013. The wholesale segment declined 0.6% to $68.9 million and the direct-to-consumer segment increased 39.7% to $25.8 million over the fourth quarter of fiscal 2013. Comparable store sales increased 8.7% over the fourth quarter of fiscal 2013. Including ecommerce sales, comparable sales increased 15.5%.

•	Gross profit increased 14.0% to $45.8 million from $40.1 million in the fourth quarter of fiscal 2013. Gross profit as a percentage of net sales increased 260 basis points to 48.3% from 45.7% in fiscal 2013.

•	Selling, general, and administrative expenses were $25.5 million or 26.9% of sales compared to $25.2 million or 28.7% of sales in the fourth quarter of fiscal 2013, including public company transition costs. Adjusted selling, general, and administrative expenses as a percent of sales were 25.8% in the fourth quarter of fiscal 2013.

•	Operating income increased 35.8% to $20.3 million or 21.4% of sales compared to $14.9 million or 17.0% of sales for the fourth quarter of fiscal 2013. Compared to adjusted operating income in fiscal 2013 of $17.5 million, operating income increased 15.9%. Adjusted operating income as a percent of sales in the fourth quarter of fiscal 2013 was 19.9%.

•	Net income increased to $10.5 million, or 11.1% of sales, compared to $0.6 million for the fourth quarter of fiscal 2013, including public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013. Compared to adjusted net income in fiscal 2013 of $8.7 million, or 9.9% of sales, net income increased 20.6%.

•	Diluted earnings per share for the fourth quarter of fiscal 2014 was $0.28 compared to diluted earnings per share for the fourth quarter of fiscal 2013 of $0.02. Diluted earnings per share increased 21.7% compared to the adjusted diluted earnings per share of $0.23 earned in the fourth quarter of fiscal 2013.

For the fiscal year ended January 31, 2015:

•	Net sales increased 18.1% to $340.4 million from $288.2 million during fiscal year 2013. The wholesale segment increased 13.2% to $259.4 million and the direct-to-consumer segment increased 37.1% to $81.0 million over fiscal year 2013. Comparable store sales increased 7.8% over the prior year period. Including ecommerce sales, comparable sales increased 12.1%.

•	Gross profit increased 25.4% to $166.8 million from $133.0 million in fiscal 2013. Gross profit as a percentage of net sales increased 280 basis points to 49.0% from 46.2% last year.

•	Selling, general, and administrative expenses were $96.6 million or 28.4% of sales, including the Secondary Offering costs, compared to $83.7 million or 29.0% of sales in fiscal year 2013, including public company transition costs. Adjusted selling, general and administrative expenses were $96.0 million, or 28.2% of sales in fiscal 2014, and $73.9 million, or 25.6% of sales in fiscal 2013.

•	Operating income increased 42.3% to $70.3 million, or 20.6% of sales, compared to $49.4 million, or 17.2% of sales, for fiscal year 2013. Adjusted operating income for fiscal 2014 increased 19.8% and as a percent of sales, was 20.8% compared to 20.5%, for fiscal year 2013.

•	Net income increased to $35.7 million, including the impact of the Secondary Offering costs, compared to a net loss of ($27.4) million in fiscal 2013, including public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013. Adjusted net income increased 28.4% to $36.1 million, or 10.6% of sales in fiscal 2014 compared to adjusted net income of $28.1 million, or 9.7% of sales, for fiscal year 2013.

•	Diluted earnings per share was $0.93 compared to a net loss per share for the same period in fiscal 2013 of ($0.98). Adjusted diluted earnings per share increased 28.8% to $0.94 in fiscal 2014 over $0.73 earned in fiscal year 2013.

Balance Sheet

The Company voluntarily paid down $34.5 million of debt during the fourth quarter of fiscal 2014 and $82.0 million of debt during fiscal year 2014, resulting in total debt outstanding of $88.0 million as of January 31, 2015. The Company had availability under its Revolving Credit Facility of $19.4 million as of January 31, 2015.

Inventory at the end of fiscal year 2014 increased 10.2% to $37.4 million versus $34.0 million at the end of fiscal year 2013. Capital expenditures for fiscal 2014 totaled $19.7 million, attributable to new and remodeled stores and shop-in-shop build-outs, our new headquarter and showrooms in New York, new design studio in LA, and new Paris showroom.

2015 Outlook

For fiscal 2015, the Company expects to:

•	Achieve total net sales of $360 million to $370 million, including revenues from 8 to 10 new retail stores and comparable sales growth inclusive of ecommerce sales in the low double-digit range.

•	Expand gross margin 50 to 100 basis points

•	Increase selling, general, and administrative expenses as a percent of net sales 175 to 200 basis points over the adjusted fiscal 2014 rate of 28.2%

•	Generate diluted earnings per share of $1.00 to $1.05

•	Spend $17 million to $20 million in capital expenditures

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to financial results relating to the fourth quarter and fiscal year 2013, adjusted selling, general and administrative expenses, adjusted operating income, adjusted interest expense, adjusted provision for taxes, adjusted net loss from discontinued operations, adjusted net income and adjusted earnings per share and related shares outstanding, which are non-GAAP financial measures, in order to eliminate the effect on operating results of certain public company transition costs and the results of the non-Vince businesses that were separated on November 27, 2013, as well as present interest expense and income taxes during all periods on a basis that is consistent with our current debt structure and anticipated effective tax rates. The Company has also provided, with respect to financial results relating to fiscal year 2014, adjusted selling, general and administrative expenses, adjusted operating income, adjusted provision for taxes, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, in order to eliminate the effect on operating results of the costs related to the Secondary Offering. The Company believes that the presentation of adjusted results facilitates an understanding of the Company’s continuing operations without the non-recurring impact associated with the IPO and related restructuring transactions as well as the Secondary Offering costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibits 3 through 5 to this press release.

2014 Fourth Quarter Earnings Conference Call

The Company plans to release its fourth quarter and fiscal year 2014 results and its outlook for fiscal 2015 on Thursday, March 19, 2015. A conference call will be held at 9:00 a.m. ET on that date, hosted by Vince Holding Corp. Chairman and Chief Executive Officer, Jill Granoff, and Chief Financial Officer, Lisa Klinger. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing 877-201-0168, conference ID 65904637. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for effortless style and timeless sophistication with a focus on clean, modern silhouettes and luxe details. Established in 2002, the brand now offers a wide range of women’s, men’s and children’s apparel, women’s and men’s footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,400 distribution locations across 45 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 28 full-price retail stores, 10 outlet stores and its ecommerce site, VINCE.com. Please visit www.VINCE.com for more information.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Vince Holding Corp. and Subsidiaries	Exhibit (1)
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net sales	$94,671	$87,758	$340,396	$288,170
Cost of products sold	48,915	47,616	173,567	155,154

Gross profit	45,756	40,142	166,829	133,016
as a % of net sales	48.3%	45.7%	49.0%	46.2%
Selling, general and administrative expenses	25,487	25,212	96,579	83,663

as a % of net sales	26.9%	28.7%	28.4%	29.0%
Income from operations	20,269	14,930	70,250	49,353
as a % of net sales	21.4%	17.0%	20.6%	17.2%
Interest expense, net	2,128	2,128	9,698	18,011
Other expense, net	278	42	835	679

Income before taxes	17,863	12,760	59,717	30,663
Income taxes	7,336	4,449	23,994	7,268

Net income from continuing operations	10,527	8,311	35,723	23,395
Net loss from discontinued operations, net of taxes	—	(7,729)	—	(50,815)

Net income (loss)	$10,527	$582	$35,723	$(27,420)

Basic earnings (loss) per share:
Basic EPS - Continuing operations	$0.29	$0.24	$0.97	$0.83
Basic EPS - Discontinued operations	—	(0.22)	—	(1.81)

Basic EPS - Total	$0.29	$0.02	$0.97	$(0.98)

Diluted earnings (loss) per share:
Diluted EPS - Continuing operations	$0.28	$0.24	$0.93	$0.83
Diluted EPS - Discontinued operations	—	(0.22)	—	(1.81)

Diluted EPS - Total	$0.28	$0.02	$0.93	$(0.98)

Weighted average shares outstanding:
Basic	36,742,943	33,934,347	36,730,490	28,119,794
Diluted	38,186,236	35,229,021	38,244,906	28,272,925

Vince Holding Corp. and Subsidiaries	Exhibit	(2)

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	January 31,	February 1,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$112	$21,484
Trade receivables, net	33,797	40,198
Inventories, net	37,419	33,956
Prepaid expenses and other current assets	9,812	8,093

Total current assets	81,140	103,731
Property, plant and equipment, net	28,349	13,615
Intangible assets, net	109,644	110,243
Goodwill	63,746	63,746
Deferred income taxes and other assets	99,319	123,007

Total assets	$382,198	$414,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,118	$23,847
Accrued salaries and employee benefits	7,380	5,425
Other accrued expenses	27,992	9,061

Total current liabilities	64,490	38,333
Long-term debt	88,000	170,000
Deferred rent	11,676	3,443
Other liabilities	146,063	169,015
Stockholders’ equity	71,969	33,551

Total liabilities and stockholders’ equity	$382,198	$414,342

Vince Holding Corp. and Subsidiaries	Exhibit (3)

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except percentages, share and per share data)

	For the Fiscal Year Ended January 31, 2015
	As Reported	Adjustments		As Adjusted
Net sales	$340,396	$—		$340,396
Cost of products sold	173,567	—		173,567

Gross profit	166,829	—		166,829
Selling, general and administrative expenses	96,579	(571	)(a)	96,008

as a % of net sales	28.4%			28.2%
Income from operations	70,250	571		70,821
as a % of net sales	20.6%			20.8%
Interest expense, net	9,698	—		9,698
Other expense, net	835	—		835

Income before taxes	59,717	571		60,288
Income taxes	23,994	228	(b)	24,222

Net income from continuing operations	35,723	343		36,066
Net loss from discontinued operations, net of tax	—	—		—

Net income	$35,723	$343		$36,066

Basic earnings per share:
Basic EPS - Continuing operations	$0.97	$0.01		$0.98
Basic EPS - Discontinued operations	—	—		—

Basic EPS - Total	$0.97	$0.01		$0.98

Diluted earnings per share:
Diluted EPS - Continuing operations	$0.93	$0.01		$0.94
Diluted EPS - Discontinued operations	—	—		—

Diluted EPS - Total	$0.93	$0.01		$0.94

Weighted average shares outstanding:
Basic shares	36,730,490			36,730,490
Diluted shares	38,244,906			38,244,906

(a)	To adjust selling, general and administrative expenses to remove the costs incurred by the Company related to the Secondary Offering completed in July 2014.
(b)	Represents the tax effect on the Secondary Offering costs incurred at the Company’s estimated annual effective tax rate of 40%.

Vince Holding Corp. and Subsidiaries	Exhibit (4)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the Three Months Ended February 1, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$87,758	$—		$87,758
Cost of products sold	47,616	—		47,616

Gross profit	40,142	—		40,142
Selling, general and administrative expenses	25,212	(2,563	)(a)	22,649

as a % of net sales	28.7%			25.8%
Income from operations	14,930	2,563		17,493
as a % of net sales	17.0%			19.9%
Interest expense, net	2,128	772	(b)	2,900
Other expense, net	42	—		42

Income before taxes	12,760	1,791		14,551
Income taxes	4,449	1,371	(c)	5,820

Net income from continuing operations	8,311	420		8,731
Net loss from discontinued operations, net of tax	(7,729)	7,729	(d)	—

Net income	$582	$8,149		$8,731

Basic earnings (loss) per share:
Basic EPS - Continuing operations	$0.24	$—		$0.24
Basic EPS - Discontinued operations	(0.22)	0.22		—

Basic EPS - Total	$0.02	$0.22		$0.24

Diluted earnings (loss) per share:
Diluted EPS - Continuing operations	$0.24	$(0.01)		$0.23
Diluted EPS - Discontinued operations	(0.22)	0.22		—

Diluted EPS - Total	$0.02	$0.21		$0.23

Weighted average shares outstanding:
Basic shares	33,934,347	2,789,380	(e)	36,723,727
Diluted shares	35,229,021	3,046,906	(e)	38,275,927

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations.
(b)	To adjust interest expense to add interest expense per the new $175 million Term Loan facility and impact of amortization of deferred financing costs.
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate.
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations.
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis.

Vince Holding Corp. and Subsidiaries	Exhibit (5)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the Fiscal Year Ended February 1, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$288,170	$—		$288,170
Cost of products sold	155,154	—		155,154

Gross profit	133,016	—		133,016
Selling, general and administrative expenses	83,663	(9,751	)(a)	73,912

as a % of net sales	29.0%			25.6%
Income from operations	49,353	9,751		59,104
as a % of net sales	17.2%			20.5%
Interest expense, net	18,011	(6,411	)(b)	11,600
Other expense, net	679	—		679

Income before taxes	30,663	16,162		46,825
Income taxes	7,268	11,462	(c)	18,730

Net income from continuing operations	23,395	4,700		28,095
Net loss from discontinued operations, net of tax	(50,815)	50,815	(d)	—

Net (loss) income	$(27,420)	$55,515		$28,095

Basic earnings (loss) per share:
Basic EPS - Continuing operations	$0.83	$(0.06)		$0.77
Basic EPS - Discontinued operations	(1.81)	1.81		—

Basic EPS - Total	$(0.98)	$1.75		$0.77

Diluted earnings (loss) per share:
Diluted EPS - Continuing operations	$0.83	$(0.10)		$0.73
Diluted EPS - Discontinued operations	(1.81)	1.81		—

Diluted EPS - Total	$(0.98)	$1.71		$0.73

Weighted average shares outstanding:
Basic shares	28,119,794	8,603,933	(e)	36,723,727
Diluted shares	28,272,925	10,003,002	(e)	38,275,927

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations.
(b)	To adjust interest expense to add interest expense per the new $175 million Term Loan facility and impact of amortization of deferred financing costs.
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate.
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations.
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis.